UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30096	77-0454933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 7th Ave. #410 San Diego, CA	92101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 390-8351

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Global 8 Environmental Technologies, Inc., a Nevada corporation (the “Registrant” or the “Company”), in connection with the items set forth below.

ITEM 2.02 – Results of Operations and Financial Condition

(a) Public Announcement

A post was placed on the website bulletin board of Stockhouse.com on November 5, 2009, by the Chairman of the Board, Daniel Wolf. In it Mr. Wolf introduced himself, thanked Stockhouse members and shareholders for their spirited debate, and informed them that the Company planned to file this 8-K announcement on November 13, 2009. A second post was placed on the same bulletin board on November 13, 2009, announcing that for various unforeseeable reasons the filing deadline was missed and that the 8-K would be released the following Monday. In the latter oblique reference was made to the Company’s financial condition. (See Exhibit 99.1)

ITEM 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)

The company was required by the SEC to restate its annual report form 10-K/A for 2007 which, in turn, required modifications to the Company’s annual 10-K report for the period ending September 30, 2008. It is the Company’s belief that Company counsel discussed this matter with the Company accountant in order to prepare the amended filing. The modifications were required as a result of a material accounting error on page 18, “Consolidated Statements of Operations.” Readers are therefore warned not to rely on the 2007 and 2008 annual reports until the amended form 10-K/A for the period ending September 30, 2008 is filed and available.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a): Departure of Directors

1. Resignation of Michael Brown from Board of Directors

On October 13, 2009, the Company received a letter from Michael Brown regarding Company and SEC filings listing him as a Director.

Mr. Brown has since informed the Company that he should never have been represented in filings or to the public as having been on the Board of the Company at all. He wrote that he had been providing consulting services to Global 8 Environmental Management, Inc. (G8EM), a wholly owned subsidiary of the Company, and says he had offered to join the Board of G8EM, not the board of the parent Company, and that it came as a surprise to him to know that he had been publicly represented as a Director of the parent Company, not to mention that he had purportedly signed SEC filings. Ergo, his “resignation” from the Company’s Board, from his point of view, is a clarification of the record, not a resignation per se. (See Exhibit 99.2)

2. Resignation of Chad Burback from Board of Directors

On October 19, 2009, the Company received a resignation letter from Chad Burback from his posts as Director, Chief Financial Officer, and all other posts held in the Company and its subsidiaries. The Board officially accepted his resignation by resolution on October 22.

The Company does not have any knowledge of what posts in addition to CFO and Director that Mr. Burback may have held in the Company or its subsidiaries, as all Company records remain in the custody of a shareholder of the Company that the SEC classifies as a promoter in his offices near Vancouver, B.C., Canada, and no one in the present management team has been able to examine them. The Company has requested that he return all financial records but he has not responded.

The Company believes that the Board of Directors’ decision to begin exercising its legal responsibilities was the precipitating factor in Mr. Burback’s resignation. At its meeting of October 16, 2009, the Board approved for filing an amended 10-K/A report for the period ending Sept. 30, 2008, received a report from the CEO Julio Ferreira describing the apparent lack of controls and procedures required by Sarbanes-Oxley, and elected Tad Simmons to the Board. Mr. Burback stated that his sole interest in attending the Board meeting was to approve the amended 10-K/A, questioned the need for Mr. Ferreira’s report, as the auditors had signed off previously, and opposed adding members to the Board. Any statement beyond noting that Mr. Burback was in the minority on the question of adding Mr. Simmons to the Board would be speculation. (See Exhibit 99.3)

(b): Departure of Officers

1. Resignation of Chad Burback from his post as principal financial officer

On October 22, 2009, the Company accepted the resignation of Chad Burback from his posts as Director, Chief Financial Officer, and all other posts held in the Company and its subsidiaries. See Item 5.02(a) above for further discussion. (Letter: See Exhibit 99.3)

2. Resignation of Julio Ferreira as President and Chief Executive Officer

On October 22, 2009, the Company accepted the resignation of Julio Ferreira from his position as President and CEO effective on the date that a new President/CEO was appointed.

The circumstances surrounding Mr. Ferreira’s resignation are as follows: Mr. Ferreira had been under a great deal of stress since taking the position of CEO. It became apparent to Mr. Ferreira that the position had not come with the authority normally associated with the post because others were in fact running the Company. This put him in a position of bearing legal liability without possessing the authority to resolve legal issues. Mr. Ferreira was required to pay for work-related travels out of his own pocket (for one of which he was never reimbursed). His name was also affixed to SEC filings, including the Sarbanes-Oxley 10-Q certifications, without his knowledge or consent. He was also subjected to hostile treatment, allegedly including assault and battery, when visiting the consultant. When Mr. Ferreira learned that he was becoming increasingly exposed to legal liability, he began to suffer from severe anxiety and stress, and therefore decided to resign his executive posts. (See Exhibit 99.2)

(c): Appointment of Officers

1. Appointment of Tad Simmons to be President and Chief Executive Officer

On October 22, 2009, by unanimous consent, the Board of Directors appointed Tad Simmons to the posts of President and Chief Executive Officer. He is 41.

From 2001 to 2009 Mr. Simmons has been President and CEO of Green Source Corporation providing technical and management consulting services to various clients in green-tech, clean-tech, and the sustainability industry. From 2001 to 2007, Mr. Simmons worked in the solar energy industry serving as sales manager for both residential and commercial sales programs. He and his colleagues established the sales program for photovoltaic systems in Home Depot stores. He worked as a consultant and sales manager for Clean Power Systems, Kerr Enterprises, and Rockwell Electric, a subsidiary of Integrated Electrical Services, Inc. From 1999 to 2003, Mr. Simmons served as President & CEO of Gober Gear, Inc., a designer of off-road trailers for mountain biking with cargo or kids in tow. From 1993 to 2000, Mr. Simmons served as Senior Staff Engineer and Technical Lead at Science Applications International Corporation (SAIC). Before this he worked briefly for Naval Research and Development in Point Loma, California.

During his engineering education at San Diego State University, Mr. Simmons and fellow team members designed and built a solar vehicle named Suntrakker and competed in the 1993 2000-mile World Solar Challenge in Australia; he served as Electrical Engineering Team Lead. Mr. Simmons’ experience includes 8 years as an engineer and technical lead for various government and private sector clients; design and management roles in projects as diverse as fuel cell instrumentation, flat-panel x-ray imaging system development, integrated circuit design, renewable energy technology design reviews proposal development including a $500 million management and operations contract for the National Renewable Energy Laboratory, wind turbine and electric vehicle motor design oversight, and engineering and management support of various entrepreneurial ventures and non-profits. Mr. Simmons has been Chairman of the San Diego Section of the Society of Automotive Engineers since 2003.

Mr. Simmons earned a certificate in Global Business Management while at SAIC, is a two-time winner of the Saturn Award for Leadership, earned his MBA from the University of Phoenix in 2002, and his Bachelor’s degree in Electrical Engineering from San Diego State University in 1993.

Mr. Simmons has not yet been offered a compensation package and is currently working without compensation of any kind.

2. Appointment of Daniel Wolf as Chief Legal Officer

On October 30, 2009, the Board of Directors appointed Daniel Wolf to the posts of Senior Vice-President and Chief Legal Officer. He is 60.

Daniel Wolf founded his first technology company in 1998, and has consulted to several startups in the renewable energy industry, including biomass gasification and pyrolysis. He founded and led Ploughshare Technologies, a landmine-clearing technology company, and presently is Chairman/CEO of Advanced Earth Technologies, which is developing robots to defeat improvised explosive devices (IEDs or roadside bombs). He is a graduate of Harvard Law School and did his doctoral work in Political Science at the University of California, San Diego. A former Fulbright Fellow, he was recently elected to the board of the Fulbright Academy of Science and Technology (FAST), and a co-founder of the Brazil-US Green Technology Trade Association.

Mr. Wolf brings a record as an astute analyst of problems and creator of effective solutions in business, political and civic affairs. He gained international recognition in the landmine clearing industry from an influential series of articles in leading industry journals in which he set forth a new model for organization, finance and technology application in global landmine clearing. As founding director of the TransBorder Institute at the University of San Diego he conducted negotiations to share resources with a Mexican university and to establish a structure for international water recycling. He also created a permanent management structure that resolved disagreements among university stakeholders and mobilized support for the mission of the Institute as high as the California Governor’s Office.

Mr. Wolf has not yet been offered a compensation package and is currently working without compensation of any kind.

(d): Election of Directors and Officers

1. Election of Tad Simmons as Director and Treasurer

On October 16, 2009, by a vote of 2-1, Tad Simmons was elected to the post of Director.

On October 22, 2009, by unanimous consent, Mr. Simmons was elected Treasurer.

On October 31, 2009, Mr. Simmons was appointed by the Board to serve on the Compensation Committee of the Board to develop a plan for compensation of directors, officers and employees.

Mr. Simmons presently serves without compensation of any kind; the Compensation Committee will produce a compensation plan in the near future (see Item 8.01).

2. Election of Daniel Wolf as Chairman of the Board and Secretary

On October 22, 2009, by unanimous consent, Mr. Wolf was elected Chairman of the Board and Secretary.

On October 31, 2009, Mr. Wolf was appointed by the Board to serve on the Compensation Committee of the Board to develop a plan for compensation of directors, officers and employees.

Mr. Wolf presently serves without compensation of any kind; the Compensation Committee will produce a compensation plan in the near future (see Item 8.01).

ITEM 8.01: Other Events

A number of shareholders have wondered, publicly and privately, why the Board of Directors took the unusual step of asserting its authority over the Company and appointing new management. This section explains the unusual circumstances that preceded the Board’s actions.

A. Risk Factors as a Result of Acts of Shareholder/Promoter

1. A shareholder of the Company, classified by the SEC as a promoter, together with the related companies he controls or directs, have raised more than $20 million from small investors, but have absorbed almost all of the funds, leaving the shareholders with negative equity and a company without prospects for near-term profitability.

Company filings to the SEC shows that a shareholder classified as a promoter by the SEC, acting on behalf of Company, has raised more than $20 million from small investors, but he and parties related to him charged the Company fees and other costs that exhausted the funds and created additional debt. (See the 10-K and 10-Q reports at http://tinyurl.com/ybss2vf). Then, at times when funds were too low to keep the Company operating, these same parties lent funds back to the Company at interest. Various other non-arms-length transactions are reported in the SEC filings.

It is normal for startup companies to run losses for several years while revenue-generating activities come on line, but the Company has never accumulated sufficient reserves to invest in such assets because most of the capital has been paid out in “consulting fees” and other expenses, leaving the Company without sufficient capital to deliver on its stated objectives. .

2. A shareholder/promoter without legal authority has exercised inordinate control over Company operations and finances

Though not an officer or employee of the Company, and therefore possessing no legal authority, this shareholder/promoter has directly or indirectly controlled until October 16, 2009, all or nearly all operations of the Company including the finances. The related-party transactions and continuing loss of capital have occurred because this shareholder has exercised inordinate control, including over the officers and the Board of Directors. As a consequence, the officers and the Board of Directors until now have not exercised the requisite oversight and responsibility required under law, including the requirements of the Sarbanes-Oxley Act. Had they fulfilled their duties, they might have prevented this capital drain from occurring.

3.The Company lacks access to its business records

The shareholder/promoter mentioned above has maintained all Company records in his private offices. On November 9, 2009, the Company’s new CEO, Tad Simmons, sent a letter demanding the return of all Company records and property and suspending any activities by him and others pertaining to the Company. As of the date of filing, he had not responded and the Company does not expect to be able to recover these records in the near future.

Thus, the Company cannot currently determine with certainty who owns shares in the company and in what numbers, whether all shareholders are represented on Company stock ledgers, whether all funds received in consideration for shares were properly credited to the Company, what contracts may be obligating the Company and how, who is putatively on the Company payroll, what actions Company subsidiaries are engaged in, etc.

4. Board discovers that the Company lacks operating capital

During the two weeks preceding the planned Board meeting of October 16, 2009, the Company’s then-CEO Julio Ferreira contacted and worked with the Bank of Montreal to gain access to the Company bank account, which until that time had been under the control of the consultant/shareholder and a related party. On October 14, 2009, the bank finally recognized the authority of Mr. Ferreira and informed him telephonically that the account balance stood at approximately $24.00.

5. SEC filings delayed by lack of working capital

The deadline for filing the re-stated 2008 10-K (see Item 4.02 above) was October 16, 2009. Well before the deadline Mr. Ferreira and Mr. Wolf consulted with Company legal counsel to establish exactly what remained to be done to complete all legal requirements before filing. According to Counsel, the sole remaining steps required were approval by the Board and a CEO report to the Board on observed deficiencies in procedures and controls, so that the CEO and CFO could sign the Sarbanes-Oxley certification. A meeting of the Board, therefore, was scheduled for the morning of October 16. During this meeting, the CEO reported and the Board approved, clearing the way for electronic filing. The Company’s inability to pay the auditor, given the $24 in working funds, was the sole remaining factor in preventing the filing.

6. Potential consequences of failure to submit 10-K/A

The SEC requires that public companies listed on the OTCBB meet all filing deadlines or suffer various penalties. These penalties range from release of information about the situation up to de-listing from the OTCBB and return to the Pink Sheets. SEC staff have informed the Company that there is still some time to complete the filing before the sanction process begins. The Company will continue to work closely with the SEC, both to comply with regulations and to reorganize and clean up Company operations.

7. Other risks

The Company is not aware of any pending legal actions being planned nor is it aware of any imminent shareholder proxy action, but such actions cannot be ruled out, and the Company correspondingly is preparing for the eventuality by interviewing legal counsel and arranging sources of payment for them.

B. Actions being taken to improve operations, assure integrity, increase accountability, mitigate risk, and create the conditions for profitability

The Board of Directors since October 16, 2009, has been engaged in asserting its authority and exercising its responsibility in accord with the requirements of the Sarbanes-Oxley Act and other relevant laws. Its first action was to appoint new management, persons who possess reputations for high ethical standards and business ability. Among its subsequent actions was to demand on November 9, 2009, the return of business records from the shareholder/promoter in possession, to suspend any authority that he or anyone under his control, supervision, or direction might be exercising with respect to the Company and its subsidiaries, to demand that he and these others cease and desist from representing the Company in any way, from promoting the Company, and from selling its stock etc, and suspending pending review all activities of all Company subsidiaries. Continuing accounting of activities, however, were authorized.

The Board of Directors has been engaged in taking numerous other actions as well, with the purpose of improving integrity and accountability while expanding access to new revenue development programs. With these changes the company will be better positioned to create revenue though sustainable science & technology integration, strategic partnerships, educational programs and project financing activities.

1. Management concentrates on getting SEC reports filed

The Company management team has been working long hours preparing this 8-K filing, conversing with possible capital providers to raise funds for short-term and long-term operations, and take the numerous actions that are necessary to answer the concerns of the potential capital providers. There is also some concern about whether the 10-K/A mentioned above was properly prepared and certified; it may, therefore, require additional auditing and certification. As soon as the Company secures sufficient funding, the required auditors and attorneys fees will be paid and the required SEC filings will be completed.

2. Management team creates plans for near-term acquisition of working capital

The Company is working simultaneously on several fronts to obtain working capital to pay known essential near-term obligations, maintain its OTCBB listing, and move ahead with identifying and developing revenue-producing projects.

The Company has approached several capital firms for a direct investment on the order of $500,000 to $1,000,000. One has expressed interest in further conversations but as of the date of this filing has not indicated whether they will go forward.

The Company is developing a short-term convertible debt vehicle containing attractive terms for current and former shareholders. Several individuals have indicated interest in investing amounts that together would total $100,000 or more.

The Company’s former CEO, Julio Ferreira, now Director of International Development, has been approaching potential sources in Brazil and the Company is communicating with them. These sources had been contacted previously and had expressed serious concern, but have expressed very positive sentiment about the change in management.

3. Company begins communicating with shareholders

The Company believes that teamwork starts with transparency, and transparency begins with communication. Global 8’s shareholders are its most important assets, and the Company wants to collaborate with them to produce powerful and profitable results. We are therefore embarking on a program to communicate with everyone in the family of Global 8 shareholders.

As discussed above, however, the Company lacks access to shareholder records, and it needs to establish new records of ownership. The Company is therefore circulating the following request:

“All shareholders of Global 8 Environmental Technologies (GBLE) are requested to contact the Company at gble.shareholders@gmail.com. Please provide the following information: how many shares you own, who you purchased them from, whether you have a certificate(s), and how much you paid. Please scan and attach proofs of purchase, such as checks (front and back), any contracts you were asked to sign, and any certificates, emails or letters you received. If you spoke with anyone associated with the Company, please identify the person and when you spoke with him/her/them (if you remember), and summarize what you were told. Be sure to include your full name, address, phone number(s), and email address(es) where you can be reached.”

4. Board reserves Director’s seat for representative of holders of common shares

The new Board believes that the best way to create transparency is to invite a shareholder who is respected by regular purchasers of Company stock to sit on the Company Board of Directors. Therefore, on November 10, 2009, the Board adopted the following resolution by unanimous consent:

Resolved, that one seat on the Board of Directors be reserved for a representative of holders of Common shares of Global 8 Environmental Technologies, that Global 8 shareholders be encouraged to nominate persons to this position, that the Board appoint a committee to interview candidates, that three candidates be presented to the Board for consideration, and that the Board elect one person among the three to the post of Director.

5. Company interviews accounting professionals

The Company has started conversations with accounting firms with national reputations, whose integrity is beyond question, and whose skills in examining and understanding complicated insider transactions are of the highest caliber. When sufficient operating funds are available, a contract will be negotiated and finalized.

The Company is also interviewing candidates for the position of Chief Financial Officer. Given the unusual circumstances, the successful candidate will be a person with excellent analytic skills, experience with startups, have strong social skills, and possess impeccable integrity.

6. Company plans for development of portfolio of revenue-producing projects

The company has an extremely poor track record of follow-through; prior management, which has operated under the strict control of the shareholder/promoter, has never taken a project past the Memorandum of Understanding stage. Implementing new programs and generating revenues is a core element of the turnaround process.

The Company will carry forward prior unfulfilled plans to develop Environmental Technology Centers. In the coming weeks and months the Company will be contacting the parties with whom MOUs were negotiated in recent years to determine whether there is still potential for moving forward with those projects and, if so, to do the financial and technical reviews necessary to determine their potential profitability. The Company is in the process of reviewing reported existing agreements to verify and ensure the satisfaction of contract terms. This includes agreements relating to Peterborough, Newfoundland, China, Go Green Finance, and others.

The Company has already begun discussions to establish revenue-sharing or other joint-venture agreements with an array of other firms and organizations in areas such as:

a)	A company manufacturing and distributing modular homes based in Brazil. These homes are made of sustainably-grown Brazilian hardwood certified by the Forest Stewardship Council. Architects close to the Company incorporate sustainability technologies such as solar power and water efficiency into the design;

b)	A small gold mining company to begin operations next year in California, Nevada, and Oregon will join with the Company to integrate environmental services and technologies into their mining operations. These services and technologies include renewable energy, energy efficiency, bio-fuels, and support for the surrounding communities to implement sustainability technologies and practices;

c)	A global program of sustainable village development;

d)	An international program of CDM (Clean Development Mechanisms) carbon credit development and marketing in cooperation with a World Bank (Carbon Finance) and UNFCCC (CDM Bazaar) registered service provider;

e)	A public transportation and infrastructure and vehicle program;

f)	A high-performance electric vehicle program;

g)	An investment bank in New York to facilitate the financing of Environmental Technology Centers as the need arises;

h)	Pursuing agreements with its contacts at universities throughout southern California and Brazil to engage in the research, development and testing of environmental technologies in support of the Environmental Technology Center program; and

i)	Late-stage technology development projects that require relatively minor investments before becoming marketable, such as a mobile pyrolysis machine that can convert dangerous accumulations of wildfire fuel to bio-oil for fuel and chemicals, and bio-char for carbon credits.

To add to the Company’s existing strategy and technological capabilities, we must establish an operational system that eliminates limits to rapid growth. The Company therefore is adding a combination of internal capabilities and new projects.

a)	In order to give the Company a jump start on developing near-term projects, CEO Tad Simmons has agreed to share the entire portfolio of projects that he has spent a decade developing in his own company, GreenSource Corporation. One of these is GreenSource Workspaces, which will be a constituent element in Global 8 Environmental Technology Centers. These are business community resource centers providing technology and expertise to the emerging sustainability sector. They will put Global 8 at the center of sustainability thought and technology development, opening up multiple opportunities for teaming and joint ventures. The Company is negotiating a partnership contract with Greensource Corporation;

b)	The Company will enhance its internet presence by providing an online resource for consultants, business leaders and public officials and individuals working to understand the issues, engage with others, and create or expand projects in the industry, and to provide shareholders constructive feedback opportunities that will help management respond to their concerns and take advantage of the opportunities that shareholders identify; and

c)	The Company is establishing a framework for the provision of consulting services that build a knowledge base, generate intellectual property for the purpose of later licensing and revenue generation, and provide business management and leadership support to early stage companies. The services will be provided in the areas of water/wastewater, energy, buildings and architecture, agriculture and food, and transportation.

All of the plans and relationships with companies in these developments will be announced in greater detail as terms are established and agreements are put in place.

7. Other potential capital sources

The Company may be entitled to restitution of some or all of the money raised by and paid to the shareholder classified by the SEC as a promoter and related parties mentioned above. This sum could total $20 million to $30 million or more. The grounds for legal action requesting restitution will have to be studied both by competent legal counsel and accountants skilled at analysis of the arrangements used by the consultant and related parties to bring in and disburse the monies involved, and to evaluate to what extent the disbursements were for fair value, as measured by the prices that would have been established in arm’s length transactions. There are no guarantees that such legal action will ever be initiated; and if initiated, there is no guarantee that the Company will prevail. If any funds are recovered they would be reduced by the legal costs generated by the action. What remained by default would become part of the Company’s capital pool, and would be used for revenue-generating project development.

8. Board establishes Compensation Committee to develop realistic compensation policy

The new Board believes that the wisest compensation policy aligns the interests of management and shareholders. Executives and “consultants” should not be paid according to the promises they make or on the basis of the authority they wield, but on the basis of the work they do and the results they achieve. Moreover, compensation levels should bear a reasonable relationship to industry standards and similar companies. Therefore, on October 31, 2009, The Board passed the following resolution by unanimous consent:

Resolved, that a Compensation Committee be established, to develop policies and dollar ranges for compensation of Directors, officers, employees and consultants of the company, that policies and dollar ranges developed be presented to the Board for review and adoption as appropriate, and that Tad Simmons and Daniel Wolf be appointed to that committee.

C. Notice of Illegal Acquisition of Company SEC Filing by Major Shareholder

On November 13, 2009, a major shareholder in the Company illegally obtained a copy of this 8-K filing and its exhibits before it was filed with the SEC. The Company has rectified the problem with the innocent third party involved, and will vigorously prosecute the parties responsible for this violation of federal and State laws and regulations.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document
99.1	Public announcements dated November 13 and 5, 2009
99.2	Letter of resignation of Michael Brown dated October 13, 2009
99.3	Letter of resignation of Chad Burback dated October 19, 2009
99.4	Letter of resignation of Julio Ferreira dated October 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2009

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES

By: /s/ Tad Simmons
Tad Simmons
Chief Executive Officer

By: /s/ Daniel H. Wolf
Daniel H. Wolf
Chief Legal Officer